EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER

                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Amir Adnani, the Chief Executive Officer of Uranium Energy Corp., and Pat Obara, the Chief Financial Officer of Uranium Energy Corp., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Report on Form 10-QSB of Uranium Energy Corp., for the quarterly period ended June 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Uranium Energy Corp.

Date:    August 14, 2007.

          /s/ "Amir Adnani"
          __________________________
          AMIR ADNANI
          Chief Executive Officer

          /s/ "Pat Obara"
          __________________________
          PAT OBARA
          Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Uranium Energy Corp. and will be retained by Uranium Energy Corp. and furnished to the Securities and Exchange Commission or its staff upon request.